Exhibit 10.14

Summary of the Registrant's Compensatory Arrangements with Executive Officers

Effective January 1, 2020, the current base salary for the Registrant's named executive officers was as follows:

Name and Title	Base Salary for 2019
F. Thomson Leighton Chief Executive Officer	$1
Edward McGowan Chief Financial Officer	$450,000
Robert Blumofe EVP - Platform & General Manager Enterprise Division	$505,000
Adam Karon EVP and General Manager Media Division	$475,000
Rick McConnell President and General Manager Web Division	$580,000
James Benson Former Chief Financial Officer	$20,000